EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT, dated as of February 29, 2000, is by and between Christine B. Whitman (the "Employee") and Veeco Instruments Inc., a Delaware corporation (the "Company").

      The Company and the Employee hereby agree as follows:

      1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

      2. Term. Subject to the provisions for earlier termination as herein provided, the employment of the Employee hereunder will be for the period commencing at the Effective Time of the Agreement and Plan of Merger (the "Merger Agreement") among CVC, Inc., a Delaware corporation, Veeco Acquisition Corporation, and the Company, dated February 29, 2000 (the "Effective Date") and ending on the third anniversary of such date. Effective on the first anniversary of the date hereof and on each successive anniversary date thereafter, the term shall automatically be extended by an additional one year unless, no later than 90 days prior to any such anniversary date, either the Company or the Employee gives written notice to the other that the term will not be extended, in which case the Employee's employment hereunder shall terminate upon the expiration of the then-current term. The period of the Employee's employment under this Agreement, as it may be terminated or extended from time to time as provided herein, is referred to hereafter as the "Employment Period."

      3. Duties and Responsibilities. The Employee will be employed by the Company in the positions set forth on Annex A, a copy of which is attached hereto and the terms of which are incorporated herein by reference. The Employee will faithfully perform the duties and responsibilities of each such office, as they may be assigned from time to time by the Chief Executive Officer of the Company as specified on Annex A. In addition, during the Employment Period, the Company will make best efforts to ensure the Employee is a member of the Board.

      4. Time to Be Devoted to Employment. Except for vacation in accordance with the Company's policy in effect from time to time and absences due to temporary illness, the Employee shall devote full time, attention and energy during the Employment Period to the business of the Company. During the Employment Period, the Employee will not be engaged in any other business activity which, in the reasonable judgment of the Board or its designee, conflicts with the duties of the Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

      5. Compensation; Reimbursement.

            (a) Base Salary. The Company will pay to the Employee an annual base salary of not less than the amount specified as the Initial Base Salary on Annex A, payable in accordance with the Company's normal payroll policy. The Employee's base salary shall be reviewed annually by the Compensation Committee of the Board (the "Committee") and shall be subject to increase at the option and sole discretion of the Committee.

            (b) Bonus. The Employee shall be eligible to receive, at the sole discretion of the Committee, an annual cash bonus, with a maximum target as specified on Annex A, based on the Company's annual business plan as approved by the Board.

            (c) Benefits; Stock Options. In addition to the salary and cash bonus referred to above, the Employee shall be entitled during the Employment Period to participate in such employee benefit plans or programs of the Company, and shall be entitled to such other fringe benefits, as are from time to time made available by the Company generally to employees of the Employee's position, tenure, salary, and other qualifications. Without limiting the generality of the foregoing, the Employee shall be eligible for such awards, if any, under the Company's stock option plan as shall be granted to the Employee by the Committee or other appropriate designee of the Board


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

acting in its sole discretion. During the Employment Period, the Company will lease an automobile for the Employee comparable to the automobile leased by CVC, Inc. for the Employee at the time of the execution of the Merger Agreement. Except to the extent provided herein, the Employee acknowledges and agrees that the Company does not guarantee the adoption or continuance of any particular employee benefit plan or program or other fringe benefit during the Employment Period, and participation by the Employee in any such plan or program shall be subject to the rules and regulations applicable thereto.

            (d) Expenses. The Company will reimburse the Employee, in accordance with the practices in effect from time to time for other officers or staff personnel of the Company, for all reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in the performance of the Employee's duties hereunder, upon presentation by the Employee to the Company of appropriate vouchers or documentation. Such expenses shall include, without limitation, reasonable expenses to maintain an apartment in any city in which the Employee is required to spend more than 30 days in any calendar year.

      6. Death; Disability. If the Employee dies or is incapacitated or disabled by accident, sickness or otherwise, so as to render the Employee mentally or physically incapable of performing the services required to be performed by the Employee under this Agreement for a period that would entitle the Employee to qualify for long-term disability benefits under the Company's then-current long-term disability insurance program or, in the absence of such a program, for a period of 90 consecutive days or longer (such condition being herein referred to as a "Disability"), then (i) in the case of the Employee's death, the Employee's employment shall be deemed to terminate on the date of the Employee's death or (ii) in the case of a Disability, the Company, at its option, may terminate the employment of the Employee under this Agreement immediately upon giving the Employee notice to that effect. Disability shall be determined by the Board or the Board's designee. In the case of a Disability, until the Company shall have terminated the Employee's employment hereunder in accordance with the foregoing, the Employee shall be entitled to receive compensation provided for herein notwithstanding any such physical or mental disability.

      7. Termination for Cause. The Company may, with the approval of a majority of the Board, terminate the employment of the Employee hereunder at any time during the Employment Period for "cause" (such termination being hereinafter called a "Termination for Cause") by giving the Employee notice of such termination, upon the giving of which such termination will take effect immediately. For purposes of this Agreement, "cause" means (i) the Employee's willful and substantial misconduct, (ii) the Employee's repeated, after written notice from the Company, neglect of duties or failure to act which can reasonably be expected to affect materially and adversely the business or affairs of the Company or any subsidiary or affiliate thereof, (iii) the Employee's material breach of any of the agreements contained in Section 13, 14, 15 or 16 hereof, (iv) the commission by the Employee of any material fraudulent act with respect to the business and affairs of the Company or any subsidiary or affiliate thereof or (v) the Employee's conviction of (or plea of nolo contendere to) a crime constituting a felony.

      8. Termination Without Cause. The Company may terminate the employment of the Employee hereunder at any time without "cause" (such termination being hereinafter called a "Termination Without Cause") by giving the Employee notice of such termination, upon the giving of which such termination will take effect on the date specified on such notice which shall not be later than 30 days from the date such notice is given.

      9. Good Reason. For purposes of this Agreement, termination for "Good Reason" shall mean termination by the Employee of her employment with the Company hereunder based on:

                  (i) any diminution in the Employee's position, title, responsibilities, authority or reporting responsibilities;

                  (ii) the Employee is not at any time during the Employment Period a member of the Board;

                  (iii) any person other than the Employee succeeds Edward H. Braun as Chief Executive Officer of the Company; or


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

                  (iv) the breach by the Company of any of its material obligations under this Agreement.

      10. Voluntary Termination. Any termination of the employment of the Employee hereunder, otherwise than as a result of death or Disability, a Termination for Cause, a Termination Without Cause or a termination for Good Reason will be deemed to be a "Voluntary Termination." A Voluntary Termination will be deemed to be effective immediately upon such termination or, at the Company's option, up to 30 days following a notice of voluntary termination given by the Employee.

      11. Effect of Termination of Employment.

            (a) Termination for Cause, Voluntary Termination. Upon a Termination for Cause or a Voluntary Termination, neither the Employee nor the Employee's beneficiaries or estate will have any further rights or claims against the Company under this Agreement except the right to receive (i) the unpaid portion of the base salary provided for in Section 5(a) hereof, computed on a pro rata basis to the date of termination, (ii) payment of her previously accrued but unpaid rights that are then payable in accordance with the terms of any incentive compensation, stock option, retirement, employee welfare or other employee benefit plans or programs of the Company in which the Executive is then participating in accordance with Sections 5(b) and 5(c) hereof and (iii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 5(d) hereof.

            (b) Termination Without Cause; Termination for Good Reason. Upon a Termination Without Cause or a termination for Good Reason, (i) the Employee shall be entitled to receive the same payments and other rights as provided for in Section 11(a) hereof, (ii) the Employee shall be entitled to receive a severance payment in the form of a cash lump sum, paid within 15 days of the date of termination, with the amount of such payment to be the aggregate amount of the Employee's base salary as in effect immediately prior to such termination payable over the period of months specified in Annex A, (iii) any options held by the Employee as of such effective date to purchase shares of the Company's stock that were not vested and exercisable as of such date of termination shall become immediately and fully vested and exercisable as of such date of termination and (iv) the Employee shall retain the right to exercise any options to purchase shares of the Company's stock until the earlier of (a) 12 months following the date of such termination or (b) the expiration of the original full term of each such option.

            (c) Death; Disability. In the event the Employee's employment is terminated hereunder on account of death or Disability, (i) the Employee shall be entitled to receive the same payments and other rights as provided for in
Section 11(a) hereof, (ii) the Employee shall be entitled to receive a severance payment in the form a cash lump sum, paid within 15 days of the date of termination, with the amount of such payment to be the aggregate amount of the Employee's base salary as in effect immediately prior to such termination payable over 12 months.

      12. Change in Control Provisions.

            (a) Effect of Change in Control. In the event of a Change in Control during the Employment Period, all options held by the Employee to purchase shares of the Company's stock that are not then vested and exercisable in accordance with the terms of such options or the terms of any Company stock option plan shall become immediately and fully vested and exercisable as of the effective date of the Change in Control; provided, however, that no such vesting shall occur if provision has been made in writing in connection with such transaction for (a) the continuation of such plan and/or the assumption of such options by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices. In the event of any such continuation, assumption or substitution, such plan and/or such options shall continue in the manner and under the terms so provided.


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

            (b) Definition of Change in Control. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred upon:

                  (i) an acquisition subsequent to the date hereof by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Company ("Common Stock") or
      (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
      (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

                  (ii) a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;

                  (iii) the approval by the stockholders of the Company of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company or another company) or cash or other property;

                  (iv) the approval by the stockholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or

                  (v) the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

      13. Nondisclosure of Information. The Employee will not, at any time during or after the Employment Period, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information concerning the business, products, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever, nor will the Employee make use of any of such non-public information for personal purposes or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof.

      14. Company Right to Inventions. The Employee will promptly disclose, grant and assign to the Company, for its sole use and benefit, any and all inventions, improvements, technical information and suggestions relating in any way to the business of the Company which the Employee may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith:


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

                  (i) the Employee shall, without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

                  (ii) the Employee shall render to the Company, at its expense (including a reasonable payment for the time involved in case the Employee is not then in its employ), all such assistance as it may require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.

      15. Non-Competition.

            (a) The Employee hereby agrees that for the duration of the Employee's employment with the Company, the Employee will not, without the consent of the Company, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner connected with, lend the Employee's name to, lend the Employee's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the former, current or currently contemplated products or activities of the Company or any of its subsidiaries, in any country in which the Company or any of its subsidiaries conducts business; provided, however, that the Employee may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. The Employee agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

            (b) The Employee hereby agrees that for a period of two (2) years following the termination of the Employee's employment with the Company, the Employee will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Employee's name to, lend the Employee's credit to or render services or advice to, any business whose products or activities compete in whole or in part with the former, current or currently contemplated products or activities of the Company or any of its subsidiaries, in any state of the United States or in any other country in which the Company or any of its subsidiaries sells products or conducts business; provided, however, that the Employee may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. The Employee agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

            (c) In the event of a breach by the Employee of any covenant set forth in this Section 15, the term of such covenant will be extended by the period of the duration of such breach.

            (d) For a period of two (2) years following the termination of the Employee's employment with the Company, the Employee will, within ten days after accepting any employment, advise the Company of the identity of any employer of the Employee. The Company may serve notice upon each such employer that the Employee is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions hereof.


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

      16. Non-Solicitation.

            (a) Employee hereby agrees that, for the duration of Employee's employment with the Company and for a period of two (2) years following the termination of Employee's employment with the Company:

                  (i) Employee will not, directly or indirectly, either for itself or any other person: (A) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or such subsidiary, (B) in any way interfere with the relationship between the Company and its subsidiaries and any employee of the Company or any of its subsidiaries, (C) employ, or otherwise engage as an employee, independent contractor or otherwise, any current or former employee of the Company or any of its subsidiaries, other than such former employees who have not worked for the Company or any of its subsidiaries for more than one year or (D) induce or attempt to induce any customer, supplier, licensee or business relation of the Company or any of its subsidiaries to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between the Company and its subsidiaries and any customer, supplier, licensee or business relation of the Company or any of its subsidiaries; and

                  (ii) Employee will not, directly or indirectly, either for herself or any other person, solicit the business of any person known to Employee to be a customer of the Company or any of its subsidiaries, whether or not Employee had personal contact with such person, with respect to products or activities which compete in whole or in part with the former, current or currently contemplated products or activities of the Company and its subsidiaries or the products or activities of the Company and its subsidiaries in existence or contemplated at the time of termination of Employee's employment.

            (b) In the event of a breach by Employee of any covenant set forth in this Section 16, the term of such covenant will be extended by the period of the duration of such breach.

      17. Enforcement. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, will be the maximum restriction allowed by the laws of such jurisdiction and such restriction will be deemed to have been revised accordingly herein.

      18. Remedies; Survival.

            (a) A breach of the obligations imposed on Employee in Sections 13, 14, 15, and 16 hereof may not be one which is capable of being easily measured by monetary damages. Consequently, Employee specifically agrees that Sections 13, 14, 15, and 16 may be enforced by injunctive relief. Further, Employee specifically agrees that, in addition to such injunctive relief, and not in lieu of it, the Company may also bring suit for damages incurred by the Company as a result of a breach of Employee's obligations under Sections 13, 14, 15, and 16.

            (b) Notwithstanding anything contained in this Agreement to the contrary, the provisions of Sections 13, 14, 15, and 16 hereof will survive the expiration or other termination of this Agreement until, by their terms, such provisions are no longer operative.

      19. Notices. Notices and other communications hereunder will be in writing and will be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:


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if to the Employee:                 as specified in Annex A

and if to the Company:              Veeco Instruments Inc.
                                    Terminal Drive
                                    Plainview, New York 11803
                                    Attention: Chief Executive Officer

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of delivery, if personally delivered; on the business day after the date when sent, if sent by air courier; and on the third business day after the date when sent, if sent by mail, in each case addressed to such party as provided in this Section 19 or in accordance with the latest unrevoked direction from such party.

      20. Binding Agreement; Benefit. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.

      21. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to conflict of law principles.

      22. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and will not operate or be construed as a waiver of any subsequent breach by such other party.

      23. Entire Agreement; Amendments. This Agreement will be effective at the Effective Time of the Merger Agreement (the "Effective Time") and, in case the Effective Time does not occur, this Agreement will be of no force or effect. This Agreement (including Annex A) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereof. This Agreement will not affect the employment agreement between the Employee and CVC, Inc., dated December 15, 1997 (the "Employment Agreement") prior to the Effective Time, but will supercede the Employment Agreement following the Effective Time. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

      24. Headings. The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

      25. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

      26. Assignment. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, that the provisions hereof (including, without limitation, Sections 13, 14, 15, and 16) will inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets or otherwise.


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      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

EMPLOYEE                            VEECO INSTRUMENTS INC.


/s/ Christine B. Whitman            /s/ Edward H. Braun
-------------------------           ----------------------------------
                                    By: Edward H. Braun
                                    Title: President, Chairman and CEO


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